As filed with the Securities and Exchange Commission on October 30, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNINSURE INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

(8620) 6122-2777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2912-2503	Leiming Chen Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  333-146605

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)		Amount of registration fee
Ordinary Shares, par value US$0.001 per share(3)	US$	13,526,773	US$	416	(4)

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933 to account for the increase above the maximum aggregate offering price of US$202,901,595 previously registered under the registrant’s registration statement on Form F-1 (Registration No. 333-146605) (the “Prior Registration Statement”).
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been previously registered under a separate registration statement on Form F-6 (Registration No.333-146765). Each American depositary share represents 20 ordinary shares.
(4)	US$416 is paid pursuant to this registration statement. In connection with the Prior Registration Statement the registrant paid US$6,229.

This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registration statement on Form F-1 (Registration No. 333-146605) initially filed by CNinsure Inc. with the Securities and Exchange Commission (the “Commission”) on October 10, 2007, which was declared effective by the Commission on October 30, 2007, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 30, 2007.

CNINSURE INC.

By:	/s/ YINAN HU
Name:	Yinan Hu
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ YINAN HU Yinan Hu	Chairman and Chief Executive Officer (principal executive officer)	October 30, 2007

/S/ DAVID WEI TANG David Wei Tang	Chief Financial Officer (principal financial officer)	October 30, 2007

/S/ QIUPING LAI Qiuping Lai	Director	October 30, 2007

/S/ * Peng Ge	Director and Finance Manager (principal accounting officer)	October 30, 2007

/S/ * Paul Wolansky	Director	October 30, 2007

/S/ * Shangzhi Wu	Director	October 30, 2007

/s/ * Stephen Markscheid	Independent Director	October 30, 2007

/s/ * Allen Warren Lueth	Independent Director	October 30, 2007

/s/ * Donald J. Puglisi, Managing Director, Puglisi & Associates	Authorized U.S. Representative	October 30, 2007

*By:	/s/ YINAN HU
Yinan Hu Attorney-in-fact

CNINSURE INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1

Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of CNinsure Inc. (Registration No. 333-146605) initially filed with the Securities and Exchange Commission on October 10, 2007)